UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2011
Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
Termination of License Agreement
          On November 30, 2011, Idera Pharmaceuticals, Inc. (“Idera”) and Merck KGaA of Darmstadt, Germany (“Merck KGaA”) entered into a termination agreement (the “Termination Agreement”) terminating the License Agreement, dated as of December 18, 2007, as amended (the “License Agreement”), by and between Idera and Merck KGaA.
          Under the License Agreement, Idera granted Merck KGaA worldwide exclusive rights to its lead Toll-like Receptor (TLR) 9 agonists, including IMO-2055, and to a specified number of novel, follow-on TLR9 agonists to be identified by Merck KGaA and Idera, for use in the treatment of cancer, excluding cancer vaccines. Under the agreement, Merck KGaA conducted Phase 1 clinical trials of IMO-2055 in several cancer indications and is conducting an ongoing randomized Phase 2 clinical trial of IMO-2055 in combination with Erbitux® in patients with squamous cell carcinoma of the head and neck.
          Under the terms of the Termination Agreement,
          •     the License Agreement was terminated and Idera has regained all rights for developing TLR9 agonists for the treatment of cancer, including all rights to IMO-2055 and any follow-on TLR9 agonists;
          •     Merck KGaA has agreed to continue to conduct the ongoing Phase 2 trial of IMO-2055 in combination with Erbitux® and other specified related activities;
          •     Idera will have rights to the data from the Phase 2 trial of IMO-2055 in combination with Erbitux®, as well as to the data from the Phase 1 trials conducted in other cancer indications;
          •     Idera has also agreed to reimburse Merck KGaA a maximum of €1.8 million of Merck KGaA’s costs for the third party contract research organization that is coordinating the ongoing Phase 2 trial of IMO-2055 in combination with Erbitux®, payable in eleven installments comprised of ten monthly installments to be invoiced by Merck KGaA to Idera commencing on March 1, 2012 and a final payment payable by Idera to Merck KGaA upon Merck KGaA’s completion of certain specified activities;
          •     Idera has agreed to pay to Merck KGaA one-time €1.0 million milestone payments upon occurrence of the following milestones: (i) partnering of IMO-2055 between Idera and any third party, (ii) initiation of any Phase 2 or Phase 3 clinical trial for IMO-2055 and (iii) regulatory submission of IMO-2055 in any country; and
           •    Merck KGaA granted Idera an option to obtain a license to certain manufacturing and formulation know-how owned or developed by Merck KGaA under the License Agreement and to Merck KGaA’s IMOxine trademark. If Idera elects to exercise its option to either of these options, Idera has agreed to pay a low single digit royalty on net sales of IMO-2055, with respect to such license(s).
          A copy of Idera’s press release announcing the termination of its collaboration with Merck KGaA issued on November 30, 2011 is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers
          On November 28, 2011, the Compensation Committee of the Board of Directors of Idera made its annual determination with respect to cash compensation and the grant of options to purchase shares of common stock of Idera for its named executive officers. The Committee determined that annual base salaries for the named executive officers would not be increased for 2012 and that no cash bonus awards would be paid to the named executive officers for 2011. The Committee granted stock options to the named executive officers as follows:

Name	Stock Options (1)
Sudhir Agrawal, D. Phil	500,000
Chairman, President and Chief Executive Officer
Louis J. Arcudi, III	200,000
Senior Vice President of Operations, Chief Financial Officer, Treasurer and Secretary
Timothy M. Sullivan, Ph.D.	150,000
Vice President, Development Programs and Alliance Management
Robert D. Arbeit, M.D.	150,000
Vice President, Clinical Development

(1)	Each of the stock options is granted effective as of December 5, 2011 and made pursuant to Idera’s 2008 Stock Incentive Plan. The exercise price will be equal to the closing price of Idera’s Common Stock on the NASDAQ Global Market on December 5, 2011, and, subject to the named executive officer’s continued employment with Idera on the applicable vesting date, the options will vest as follows:
•	25% of the shares subject to the option become exercisable over four years in 16 equal quarterly installments with the first installment vesting February 28, 2012;

•	25% of the shares subject to the option become exercisable on November 28, 2012;

•	50% of the shares subject to the option become exercisable upon the achievement of specified performance milestones with 25% of the number of shares corresponding to a particular performance milestone vesting upon achievement of the performance milestone and the balance of such shares vesting in three equal installments on the first, second and third anniversaries of the achievement of such milestone; and

•	If the named executive officer’s employment is terminated by Idera without cause or the named executive officer terminates his employment for good reason upon or within 12 months after a change in control of Idera, then the options will vest in full.

Amendment and Restatement of Mr. Arcudi’s Employment Agreement
          On December 2, 2011, Louis J. Arcudi, III, Senior Vice President of Operations, Chief Financial Officer, Treasurer and Secretary of Idera, entered into an employment letter agreement with Idera (the “Amended Employment Letter”), which amended and restated his prior employment letter agreement with Idera dated August 1, 2011. Mr. Arcudi’s prior agreement was amended principally to increase the severance benefits to which he is entitled.
          Under the Amended Employment Letter, if Idera terminates Mr. Arcudi’s employment at any time without cause, Mr. Arcudi will be entitled to severance equal to twelve months base salary, payable in accordance with Idera’s then current payroll practices, and benefits continuation. If Mr. Arcudi terminates his employment with Idera for good reason upon or within twelve months after a change in control of Idera, Mr. Arcudi will be entitled to severance equal to twelve months of base salary, payable in accordance with Idera’s then current payroll practices, and benefits continuation. All severance payments and benefits continuation are subject to Mr. Arcudi’s entering into a separation and release agreement.
          Under the terms of the Amended Employment Letter, Mr. Arcudi continues to be entitled to receive an annual base salary of $315,000 and an annual bonus based on the achievement of both individual and company performance objectives as developed and determined by Idera in its sole discretion and approved by the Board of Directors or the Compensation Committee of the Board of Directors of Idera.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.
Date: December 2, 2011	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III
Senior Vice President of Operations, Chief Financial Officer, Treasurer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Idera on November 30, 2011, announcing the termination of Idera’s collaboration with Merck KGaA

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